Exhibit 99


For Immediate Release                   Contact: Rick DeLisi
January 29, 2003          Director, Corporate Communications
Page 1 of 6                                   (703) 650-6550

       Atlantic Coast Airlines Holdings, Inc. Reports
  Fourth Quarter and Year-End 2002 Financial and Operating
                           Results

Dulles, VA, (January 29, 2003) - Atlantic Coast Airlines Holdings, Inc. (Nasdaq/NM: ACAI), parent of Atlantic Coast Airlines (ACA), which operates flights as United Express and Delta Connection in the Eastern and Midwestern United States as well as Canada, today reported annual net income of $39.3 million ($0.85 per diluted share) compared to 2001 net income of $34.3 million ($0.76 per diluted share). The company's net income for 2002 includes pre-tax charges of $24.3 million for its continuing turboprop early retirement program, $2.6 million in bad debt expense attributed to the potential write-off of net amounts due from United Airlines as a result of its bankruptcy filing, $1.8 million in credits from the reversal of accruals from prior periods for estimated expenses under the company's code share agreements, and $0.9 million in government compensation received pursuant to the Air Transportation Safety and System Stabilization Act. Net income for 2001 included a pre-tax charge of $23.0 million for turboprop early retirement and $9.7 million in government compensation. Excluding these charges and credits, the company would have reported net income of $53.9 million ($1.17 per diluted share) compared to $42.2 million ($0.93 per diluted share) for 2001.

For the fourth quarter 2002, the company reported a net loss of $1.0 million (two cents per diluted share) which equaled the net loss of $1.0 million (two cents per diluted share) in 2001. The results for the fourth quarter 2002 include $21.5 million in pre-tax charges for the continuing turboprop early retirement program, $2.6 million in bad debt expense attributed to the potential write-off of net amounts due from United Airlines as a result of its bankruptcy filing, and $1.8 million in credits from the reversal of accruals from prior periods for estimated expenses under the Company's code share agreements. The results for the fourth quarter of 2001 included a pre-tax charge of $23.0 million for turboprop early retirement and $5.1 million in government compensation. Excluding these charges and credits, the company would have reported fourth quarter net income of $12.5 million (28 cents per diluted share) compared to $9.7 million (21 cents per diluted share) for 2001. A reconciliation of results as reported in accordance with GAAP to pro-forma results is included at the end of this press release in the table entitled "Pro-Forma Financial Results".

The company's fourth quarter 2002 results also reflect the items noted below:

- The company continues to accrue expenses subject to a rate dispute with a vendor related to the power-by-the-hour maintenance contract for certain of the company's regional jet engines. In the fourth quarter, the company accrued an additional $1.3 million.

- Increased legal costs and contingency planning expenses of approximately $0.4 million as a result of the United
Airlines and Fairchild Dornier bankruptcy filings.

-   Training  and  post-implementation  support   costs   of
approximately $0.4 million for a new enterprise maintenance and finance software implemented during the fourth quarter.

During  the fourth quarter 2002, ACA generated approximately
1.1 billion available seat miles (ASMs), an increase of 11.9 percent over the same period last year. The company carried 2,002,515 passengers, an increase of 44.2 percent over the same period last year. Load factor improved 10.3 points to 68.0% for the fourth quarter compared to 57.7% in the fourth quarter 2001.

The company continues to assess the effects of the bankruptcy filing by United Airlines and its related companies. Based on the company's most recent estimates, the company believes that United owed ACA approximately $8.0 million as of the date of United's bankruptcy filing for unpaid pre-petition obligations relating to United Express services prior to the filing and that, if these pre-petition amounts are not ultimately paid by United, ACA will have the right to offset amounts ACA owes United for pre-petition services totaling approximately $5.4 million.

In January 2003, the company and Delta Air Lines agreed on rates to be paid for fiscal year 2003 under the terms of the company's Delta Connection Agreement.

The company also reported the following developments during the fourth quarter:

- ACA's Delta Connection operation completed the repositioning of all aircraft, crew and maintenance resources from New York LaGuardia (LGA) to Cincinnati (CVG). As part of the transition, a total of 17 new Delta Connection destinations were added to the ACA route system from Cincinnati.

- ACA/United Express began new service from Chicago O'Hare International Airport (ORD) to five destinations: Colorado Springs (COS), Detroit (DTW), St. Louis (STL), South Bend
(SBN) and Bloomington (BMI). New service was also introduced from Washington Dulles International Airport
(IAD) to Toronto (YYZ).

Statements in this press release and by company executives regarding projections and expectations of future operations,
earnings,   revenues  and  costs  represent  forward-looking
statements and information that are based on management's current expectations as of the date of this press release.
In   this   context,  the  words  "anticipate",   "believe",
"estimate", "expect" and similar expressions, as they relate to the company's management, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the company to be materially different from those reflected in such forward-
looking  statements.   A number of risks  and  uncertainties
exist which could cause actual results to differ materially from these projected results. Such factors include, among others: United's decision to elect either to affirm all of
the   terms   of  the  company's  existing  United   Express
Agreement, or to reject the agreement in its entirety; the timing of such decision; any efforts by United to negotiate changes as a condition to affirming the contract; United's ability and willingness to make future payments to the company under the United Express Agreement; the company's ability to collect pre-petition obligations from United or
to   offset   pre-petition  obligations   due   to   United;
willingness of finance parties to continue to finance additional aircraft deliveries pending United's decision whether to affirm or reject the United Express Agreement and
of   market   conditions  generally;  United's  ability   to
successfully reorganize in bankruptcy; changes in levels of service agreed to by the company with its code-share partners due to market conditions; the ability and timing of agreeing upon rates with United; the ability of these partners to manage their operations and cash flow, and ability and willingness of these partners to continue to deploy the company's aircraft and to utilize and pay for scheduled service at agreed upon rates; availability and
cost   of product support for the company's 328JET aircraft;
whether  the  company is able to recover or realize  on  its
claims   against   Fairchild  Dornier  in   its   insolvency
proceedings   and   unexpected  costs   arising   from   the
insolvency  of  Fairchild  Dornier;  general  economic   and
industry conditions; additional acts of war; and risks and uncertainties arising from the events of September 11 and from the slow economy which may impact the company, its code-share partners, and aircraft manufacturers in ways that the company is not currently able to predict. These and other
factors   are  more  fully  disclosed  under  the  company's
"Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 2001 and in its
Quarterly  Report  on  Form  10-Q  for  the  quarter   ended
September 30, 2002. These statements are made as of January 29, 2003 and ACA undertakes no obligation to update any such forward-looking information, whether as a result of new
information,   future   events,  changed   expectations   or
otherwise.

Atlantic Coast Airlines has a fleet of 139 aircraft-including 109 regional jets-and offers approximately 850 daily departures, serving 84 destinations in the U.S. and Canada. ACA employs over 5,100 aviation professionals.

     ACAI Fourth Quarter and Year-End 2002 Financial and
                      Operating Results

           Condensed Consolidated Financial Results
           (in thousands, except per share amounts)
                            Fourth Quarter Ended
                                December 31,
                               2002        2001      Pct.
                                                   Change
Operating revenues:
 Passenger revenue         $ 200,581   $ 153,970    30.3%
 Other revenue                 3,750       2,120    76.9%
Total operating revenues     204,331     156,090    30.9%

Operating expenses:
 Salaries and related costs   57,089      47,276    20.8%
 Aircraft fuel                32,992      22,216    48.5%
 Aircraft maintenance
  and materials               18,616      12,739    46.1%
 Aircraft rentals             29,712      24,648    20.5%
 Traffic commissions and
  related fees                 5,127       3,551    44.4%
 Facility rents and
  landing fees                11,109       8,739    27.1%
 Depreciation and
  amortization                 6,088       4,097    48.6%
 Other                        24,822      17,847    39.1%
 Aircraft early
  retirement charge           21,526      23,026   (6.5%)
Total operating expenses     207,081     164,139    26.2%

Operating loss                (2,750)     (8,049) (65.8%)

Non-operating income             358         572    37.4%
Government compensation          -         5,078      nmf
Income before taxes           (2,392)     (2,399)  (0.3%)
Income tax benefit            (1,422)     (1,396)    1.9%

Net loss                   $    (970)  $  (1,003)  (3.3%)

Net loss per common
 and common equivalent
 shares:
        Basic              $   (0.02)  $   (0.02)
        Diluted            $   (0.02)  $   (0.02)

Weighted average number
 of common and common
 equivalent shares (000s):
        Basic                 45,195      43,999
        Diluted               45,195      43,999

                         Operating Statistics-Fourth Quarter
                                2002        2001        Pct.
                                                      Change
Revenue passenger
 miles (000's)                758,892     575,739      31.8%
Available seat
 miles (000's)              1,116,715     998,277      11.9%
Load Factor                     68.0%       57.7%  10.3 pts.
Passengers                  2,002,515   1,388,735      44.2%
Yield per RPM (cents)            26.4        26.7     (1.1%)
Passenger revenue per ASM
 (cents)                         18.0        15.4      16.9%
Operating cost per ASM
 (cents)                         18.5        16.4      12.8%
Operating cost per ASM
 excluding aircraft early
 retirement charge (cents)       16.6        14.1      17.7%
Operating cost per ASM
 excluding fuel and
 aircraft early retirement
 charge (cents)                  13.7        11.9      15.1%
Operating margin               (1.3%)      (5.2%)   3.9 pts.
Operating margin excluding
 aircraft early retirement
 charge                          9.2%        9.6%  (0.4 pts)
Average passenger trip
 length (miles)                   379         415     (8.7%)

                     Condensed Consolidated Financial Results
                     (in thousands, except per share amounts)
                               Twelve Months Ended
                                  December 31,
                               2002        2001      Pct.
                                                   Change
Operating revenues:
 Passenger revenue         $ 749,103   $ 577,604    29.7%
 Other revenue                11,420       5,812    96.5%
Total operating revenues     760,523     583,416    30.4%

Operating expenses:
 Salaries and related costs  203,341     164,446    23.7%
 Aircraft fuel               115,801      88,308    31.1%
 Aircraft maintenance
  and materials               72,233      48,478    49.0%
 Aircraft rentals            112,068      90,323    24.1%
 Traffic commissions and
  related fees                20,914      15,589    34.2%
 Facility rents and
  landing fees                43,805      32,025    36.8%
 Depreciation and
  amortization                21,155      15,353    37.8%
 Other                        84,242      61,674    36.6%
 Aircraft early retirement
  charge                      24,331      23,026     5.7%
Total operating expenses     697,890     539,222    29.4%

Operating income              62,633      44,194    41.7%

Non-operating income             848       2,931  (71.1%)
Government compensation          944       9,710      nmf
Income before taxes           64,425      56,835    13.4%
Income tax expense            25,139      22,513    11.7%

Net income                 $  39,286   $  34,322    14.5%

Net income per common
 and common equivalent
 shares:
        Basic              $    0.87   $    0.79
        Diluted                 0.85        0.76

Weighted average number
 of common and common
 equivalent shares (000s):
        Basic                 45,047      43,434
        Diluted               46,019      45,210

         Operating Statistics-Twelve Months Ended December 31,
                               2002        2001        Pct.
                                                      Change
Revenue passenger
 miles (000's)              2,833,155   1,895,152      49.5%
Available seat
 miles (000's)              4,345,860   3,292,798      32.0%
Load Factor                     65.2%       57.6%   7.6 pts.
Passengers                  7,160,480   4,937,208      45.0%
Yield per RPM (cents)            26.4        30.5    (13.4%)
Passenger revenue per ASM
 (cents)                         17.2        17.5     (1.7%)
Operating cost per ASM
 (cents)                         16.1        16.4     (1.8%)
Operating cost per ASM
 excluding aircraft early
 retirement charge (cents)       15.5        15.7     (1.3%)
Operating cost per ASM
 excluding fuel and
 aircraft early retirement
 charge (cents)                  12.8        13.0     (1.5%)
Operating margin                 8.2%        7.6%   0.6 pts.
Operating margin excluding
 aircraft early retirement
 charge                         11.4%       11.5%  (0.1 pts)
Average passenger trip
 length (miles)                   396         384       3.1%


                            Pro-Forma Financial Results
                      (in thousands, except per share amounts)


        Full-Year 2002            Income        Net      EPS
                                  Before      Income
                                    Tax
Income as reported in
 accordance with GAAP            $ 64,425  $ 39,286   $  0.85
J-41 retirement charge
 adjustment                        24,331    14,696      0.32
Other (Bad debt expense due to      2,584     1,561      0.03
 United bankruptcy)
Other (Reversal of prior period    (1,772)   (1,070)   (0.02)
 accruals)
Government compensation              (944)     (570)   (0.01)

Pro-forma results                $ 88,624  $ 53,903   $  1.17


        Full-Year 2001            Income        Net      EPS
                                  Before      Income
                                    Tax
Income as reported in
 accordance with GAAP            $ 56,835  $ 34,322   $  0.76
J-41 retirement charge
 adjustment                        23,026    13,700      0.30
Other (Bad debt expense due to
 United bankruptcy)                     -         -         -
Other (Reversal of prior period
 accruals)                              -         -         -
Government compensation            (9,710)   (5,826)   (0.13)

Pro-forma results                $ 70,151  $ 42,196   $  0.93


      Fourth Quarter 2002         Income        Net      EPS
                                  (Loss)      Income
                                  Before      (Loss)
                                    Tax
Loss as reported in accordance
 with GAAP                       $ (2,392) $   (970)  $(0.02)
J-41 retirement charge
 adjustment                        21,526    13,002      0.29
Other (Bad debt expense due to
 United bankruptcy)                 2,584     1,561      0.03
Other (Reversal of prior period
 accruals)                         (1,772)   (1,070)   (0.02)
Government compensation                 -         -        -

Pro-forma results                $ 19,946  $ 12,523   $  0.28


      Fourth Quarter 2001         Income        Net      EPS
                                  (Loss)      Income
                                  Before      (Loss)
                                    Tax
Loss as reported in accordance
 with GAAP                       $ (2,399) $ (1,003)  $(0.02)
J-41 retirement charge
 adjustment                        23,026    13,700      0.30
Other (Bad debt expense due to
 United bankruptcy)                     -         -        -
Other (Reversal of prior period
 accruals)                              -         -        -
Government compensation            (5,078)   (3,046)   (0.07)

Pro-forma results                $ 15,549  $  9,651   $  0.21